Exhibit 10.3

LIMITED GUARANTEE AGREEMENT

This LIMITED GUARANTEE AGREEMENT (this “Guarantee”), dated as of March 12, 2025, by SOLUNA DIGITAL, INC., a Nevada corporation (the “Guarantor”), in favor of GALAXY DIGITAL LLC, as lender (in such capacity, together with its successors and assigns, the “Lender”).

PRELIMINARY STATEMENT

Reference is made to the Loan Agreement, dated as of March 12, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among SOLUNA SW LLC, a Delaware limited liability company (the “Borrower”), SOLUNA SW HOLDINGS, LLC, a Delaware limited liability company (“Holdings”) and the Lender.

The Lender has agreed to extend credit to the Borrower pursuant to, and upon the terms and conditions specified in, the Loan Agreement. The Guarantor, directly or indirectly, holds a majority of the Equity Interests of Holdings, and Holdings holds all of the Equity Interests of the Borrower. The obligation of the Lender to extend credit to the Borrower is conditioned upon, among other things, the execution and delivery of this Guarantee by the Guarantor. The Guarantor will derive substantial benefits from the extension of credit to the Borrower pursuant to the Loan Agreement and is willing to execute and deliver this Guarantee in order to induce the Lender to extend such credit. Accordingly, the parties hereto agree as follows:

AGREEMENT

SECTION 1. DEFINITIONS.

1.01.	Definitions.

(a) Capitalized terms used in this Guarantee and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

(b) The rules of construction specified in Section 1.2 of the Loan Agreement also apply to this Guarantee.

1.02. Other Defined Terms. As used in this Guarantee, the following terms shall have the following meanings under this Guarantee:

“Bankruptcy Code” shall mean Title 11 of the United States Code.

“Designated Party” shall mean the Guarantor, the Borrower, any other Loan Party or any Subsidiary of any Loan Party.

“Guaranteed Obligations” shall mean, collectively (a) the Loss Liabilities and (b) after the occurrence of any Recourse Trigger Event, any and all Obligations of the Borrower and each other Loan Party.

“Loss Liabilities” shall mean any and all losses, damages, costs, expenses, liabilities, claims and other obligations incurred by any Secured Party (including reasonable and documented out-of-pocket attorneys’ fees and costs), arising out of, in connection with, or resulting from, the any of the following:

(i) fraud, intentional misrepresentation of a material fact (in writing) or intentional omission of a material fact by any Designated Party (other than the Guarantor) in connection with the Term Loan, the Loan Documents or the transactions contemplated by the Loan Documents;

(ii) any litigation or other legal proceeding related to the Loan Documents filed by any Designated Party (other than the Guarantor) that materially delays, opposes, impedes, obstructs, hinders, enjoins or otherwise interferes with or frustrates the efforts of any Secured Party to exercise any rights and remedies available to any Secured Party as provided in the Loan Documents; provided that there shall be no liability under this clause (ii) to the extent arising solely as a result of (x) a compulsory counterclaim required under applicable law or (y) any defense by such Designated Party raised in good faith;

(iii) any Designated Party (other than the Guarantor) asserts, claims, seeks or otherwise alleges that any of the Loan Documents are invalid or unenforceable, and/or asserts, claims, seeks or otherwise alleges (in each case, in writing) any other equitable argument, remedy or relief against the enforcement of any of the Loan Documents; provided that there shall be no liability under this clause (iii) to the extent arising solely as a result of (x) a compulsory counterclaim required under applicable law or (y) any defense by such Designated Party raised in good faith;

(iv) the misappropriation, conversion or intentional misapplication by, or with the express written consent of, any Designated Party of any of the Collateral, any Term Loan proceeds, any Net Cash Proceeds, any other assets of any Loan Party or any funds due to any Loan Party, in each case, that are required by the Loan Documents to be paid, transferred or remitted to any Secured Party, or applied in a specified manner, under, and in accordance with, the Loan Documents;

(v) to the extent constituting an Event of Default under the Loan Documents, the breach of any applicable material law (including the Securities Act, the Exchange Act, the USA PATRIOT Act, all Sanctions and the FCPA) by any Designated Party;

(vi) (x) any security interest purported to be created by any Security Document shall cease to be a valid, perfected, first priority (except as otherwise expressly provided in the Loan Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, in each case, for any reason or (y) any Designated Party shall assert in writing that any such security interest is not a valid, perfected, first priority (except as otherwise expressly provided in the Loan Agreement or such Security Document) security interest in the securities, assets or properties covered by any Security Document;

(vii) any Designated Party causes or expressly authorizes (in writing) any voluntary incurrence of Indebtedness for borrowed money (whether secured or unsecured) by any Loan Party or any of its Subsidiaries that (x) is not expressly permitted under the Loan Agreement and (y) is in excess of an aggregate principal amount of $100,000; or

(viii) any Designated Party causes or expressly authorizes (in writing) any voluntary incurrence of Liens on the assets or property of any Loan Party or any of its Subsidiaries (including any real property, money, deposit account or securities account of any Loan Party or any of its Subsidiaries) that (x) is not expressly permitted under the Loan Agreement and (y) secures Indebtedness that is in excess of an aggregate principal amount of $100,000.

“Obligor” shall mean any additional or separate guarantor, surety or other Person that is directly or indirectly liable for all or a portion of the Obligations or the Guaranteed Obligations or who has provided security for the Obligations or the Guaranteed Obligations.

“Recourse Trigger Event” shall mean any of the following:

(i) the occurrence of any Event of Default under Section 8(g) or Section 8(h) of the Loan Agreement (after giving effect to any applicable cure or grace periods applicable thereto and expressly provided in such Section);

(ii) any intentional or willful material breach by the Borrower or Holdings of the Special Purpose Provisions set forth in Section 5.13 of the Loan Agreement or in the Borrower’s or Holdings’ certificate of formation, operating agreement (or its functional equivalent) or other organizational documents;

(iii) fraud, intentional misrepresentation of a material fact (in writing) or intentional omission of a material fact by the Guarantor in connection with this Guarantee or the Term Loan, the Loan Documents or the transactions contemplated by the Loan Documents;

(iv) any litigation or other legal proceeding related to the Loan Documents filed by the Guarantor that materially delays, opposes, impedes, obstructs, hinders, enjoins or otherwise interferes with or frustrates the efforts of any Secured Party to exercise any rights and remedies available to any Secured Party as provided in the Loan Documents; provided that there shall be no liability under this clause (iv) to the extent arising solely as a result of (x) a compulsory counterclaim required under applicable law or (y) any defense by the Guarantor raised in good faith that the Obligations or Guaranteed Obligations, as applicable, have been indefeasibly paid in full (other than unasserted contingent indemnification obligations) or that no Recourse Trigger Event has occurred, or Loss Liabilities have been incurred, under this Guarantee;

(v) the Guarantor asserts, claims, seeks or otherwise alleges that any of the Loan Documents are invalid or unenforceable, and/or asserts, claims, seeks or otherwise alleges (in each case, in writing) any other equitable argument, remedy or relief against the enforcement of any of the Loan Documents; provided that there shall be no liability under this clause (v) to the extent arising solely as a result of (x) a compulsory counterclaim required under applicable law or (y) any defense by the Guarantor raised in good faith that the Obligations or Guaranteed Obligations, as applicable, have been indefeasibly paid in full (other than unasserted contingent indemnification obligations) or that no Recourse Trigger Event has occurred, or Loss Liabilities have been incurred, under this Guarantee; or

(vi) the occurrence of any Change in Control (other than under clause (e) of the definition of Change in Control or in respect of any transaction resulting in a Change in Control that is consented to in writing by the Lender in its sole discretion).

“Related Party” shall have the meaning set forth in Section 2.07(b).

“Secured Parties” shall mean (a) the Lender, (b) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (c) the successors and assigns of each of the foregoing.

“Senior Debt” shall have the meaning set forth in Section 2.08(a).

“Subordinated Debt” shall have the meaning set forth in Section 2.08(b).

“Subordinated Lender” shall have the meaning set forth in Section 2.08(a).

SECTION 2. THE GUARANTEE.

2.01.	Guarantee Provisions.

(a) Guarantee. The Guarantor hereby, absolutely, irrevocably and unconditionally guarantees to the Lender and the other Secured Parties, as a primary obligor and not as a surety, without need for any action by any Person, the timely payment in full, and performance, when due (whether at stated maturity, by acceleration or otherwise) of the Guaranteed Obligations. The Guarantor hereby further agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) all or any part of the Guaranteed Obligations, the Guarantor will pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of all or any part of the Guaranteed Obligations, the same will be timely paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This Guarantee is absolute, irrevocable and unconditional in nature and is made with respect to any and all Guaranteed Obligations now existing or in the future arising. This Guarantee is a guarantee of due and punctual payment and performance and not of collectability.

(b) Savings Clause. If under any applicable law (including without limitation state and Federal fraudulent transfer laws) the obligations of the Guarantor under Section 2.01(a) would otherwise be held or determined to be void, invalid or unenforceable or if the claims of any Secured Party in respect of such obligations would be subordinated to the claims of any other creditors on account of the Guarantor’s liability under Section 2.01(a), then, notwithstanding any other provision of this Guarantee to the contrary, the amount of the liability of the Guarantor shall, without any further action by the Guarantor, the Lender, any other Secured Party or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding. The Guarantor expects to realize direct and indirect benefits as the result of the availability of the aforementioned extensions of credit and other financial accommodations being made to the Borrower and believes that the transactions contemplated in the Loan Documents will produce distinct and identifiable financial and economic direct or indirect benefits to the Guarantor.

2.02. Acknowledgments, Agreements; Waivers and Consents. The Guarantor acknowledges that the obligations undertaken by it under this Guarantee involve the guarantee of obligations of Persons other than the Guarantor and that such obligations of the Guarantor are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and in furtherance of the foregoing, the Guarantor agrees that:

(a) Without affecting the enforceability or effectiveness of this Guarantee in accordance with its terms and without affecting, limiting, reducing, discharging or terminating the liability of the Guarantor, or the rights, remedies, powers and privileges of the Lender or any other Secured Party under this Guarantee, the Lender and any other Secured Party may, at any time and from time to time and without notice or demand of any kind or nature whatsoever:

(i) amend, supplement, modify, extend, renew, waive, accelerate or otherwise change the time for payment or performance of, or the terms of, all or any part of the Obligations (including any increase or decrease in the principal portion of, or rate or rates of interest on, all or any part of the Obligations);

(ii) amend, supplement, modify, extend, renew, waive or otherwise change, or enter into or give, any Loan Document or any agreement, security document, guarantee, approval, consent or other instrument with respect to all or any part of the Obligations, any Loan Document or any such other instrument or any term or provision of the foregoing;

(iii) accept or enter into new or additional agreements, security documents, guarantees (including letters of credit) or other instruments in addition to, in exchange for or relative to any Loan Document, all or any part of the Obligations or the Guaranteed Obligations or any collateral now or in the future serving as security for the Obligations or the Guaranteed Obligations;

(iv) accept or receive (including from any Loan Party or any Obligor) partial payments or performance on the Obligations or the Guaranteed Obligations (whether as a result of the exercise of any right, remedy, power or privilege or otherwise);

(v) accept, receive and hold any additional collateral for all or any part of the Obligations or the Guaranteed Obligations (including from any Loan Party or any Obligor);

(vi) release, reconvey, terminate, waive, abandon, allow to lapse or expire, fail to perfect, subordinate, exchange, substitute, transfer, foreclose upon or enforce any collateral, security documents or guarantees (including letters of credit or the obligations of any Loan Party or any Obligor) for or relative to all or any part of the Obligations or the Guaranteed Obligations;

(vii) apply any collateral or the proceeds of any collateral or guarantee (including the obligations of any Loan Party or any Obligor) to all or any part of the Obligations or the Guaranteed Obligations in such manner and extent as the Lender or any other Secured Party may in its sole discretion determine;

(viii) release any Person (including any Loan Party or any Obligor) from any liability with respect to all or any part of the Obligations or the Guaranteed Obligations;

(ix) settle, compromise, release, waive, liquidate or enforce upon such terms and in such manner as the Lender or any other Secured Party may determine or as applicable law may dictate all or any part of the Obligations or the Guaranteed Obligations or any collateral on or guarantee of all or any part of the Obligations or the Guaranteed Obligations (including with any Loan Party or any Obligor);

(x) consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the existence of the Borrower, any other Loan Party or any other Person (including any Obligor);

(xi) proceed against the Borrower, the Guarantor, any other Loan Party or any Obligor of all or any part of the Obligations or the Guaranteed Obligations or any collateral provided by any Person and exercise the rights, remedies, powers and privileges of the Lender and any other Secured Parties under the Loan Documents or otherwise in such order and such manner as the Lender or any other Secured Party may, in its sole discretion, determine, without any necessity to proceed upon or against or exhaust any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Guarantee as to the Guarantor;

(xii) foreclose upon any deed of trust, mortgage or other instrument creating or granting liens on any interest in real property by judicial or nonjudicial sale or by deed in lieu of foreclosure, bid any amount or make no bid in any foreclosure sale or make any other election of remedies with respect to such Liens or exercise any right of set-off;

(xiii) obtain the appointment of a receiver with respect to any collateral for all or any part of the Obligations or the Guaranteed Obligations and apply the proceeds of such receivership as the Lender or any other Secured Party may in its sole discretion determine (it being agreed that nothing in this clause (xiii) shall be deemed to make the Lender or any other Secured Party a party in possession in contemplation of law, except at its option);

(xiv) enter into such other transactions or business dealings with the Borrower, any other Loan Party, any Obligor or Affiliate thereof of all or any part of the Obligations or the Guaranteed Obligations as the Lender or any other Secured Party may desire; and

(xv) do all or any combination of the actions set forth in this Section 2.02(a).

(b) The enforceability and effectiveness of this Guarantee and the liability of the Guarantor, and the rights, remedies, powers and privileges of the Lender and the other Secured Parties, under this Guarantee shall not be affected, limited, reduced, discharged or terminated, and the Guarantor hereby expressly waives any defense now or in the future arising (other than, subject to Section 2.05, a defense that the Obligations have been indefeasibly paid in full in cash (other than unasserted contingent indemnification obligations)), by reason of:

(i) the illegality, invalidity or unenforceability of all or any part of the Obligations, the Guaranteed Obligations, any Loan Document or any agreement, security document, guarantee or other instrument relative to all or any part of the Obligations or the Guaranteed Obligations;

(ii) any disability or other defense with respect to all or any part of the Obligations or the Guaranteed Obligations of the Borrower, any other Loan Party or any Obligor with respect to all or any part of the Obligations or the Guaranteed Obligations, including the effect of (x) lack of power to execute any of the Loan Documents or to have duly authorized any of the Loan Documents or (y) any statute of limitations that may bar the enforcement of all or any part of the Obligations, the Guaranteed Obligations or the obligations of the Borrower, any such Loan Party or any such Obligor;

(iii) the illegality, invalidity or unenforceability of any security or guarantee for all or any part of the Obligations or the Guaranteed Obligations or the lack of perfection or continuing perfection or failure of the priority of any Lien on any collateral for all or any part of the Obligations or the Guaranteed Obligations;

(iv) the cessation, for any cause whatsoever (including release, expiration, termination or the unenforceability of the underlying documentation), of the liability of the Borrower, any other Loan Party or any Obligor of all or any part of the Obligations or the Guaranteed Obligations (other than, subject to Section 2.05, by reason of the full payment in cash and performance of all Obligations (other than unasserted contingent indemnification obligations));

(v) any failure of the Lender or any other Secured Party to marshal assets in favor of the Borrower, any other Loan Party or any other Person (including any other Obligor), to exhaust any collateral for all or any part of the Obligations or the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against the Borrower, any other Loan Party, or any Obligor with respect to all or any part of the Obligations or the Guaranteed Obligations or any other Person or to take any action whatsoever to mitigate or reduce such or any other liability of the Guarantor under this Guarantee, none of the Lender nor any other Secured Party being under any obligation to take any such action notwithstanding the fact that all or any part of the Obligations or the Guaranteed Obligations may be due and payable and that the Borrower may be in default of its obligations under any Loan Document;

(vi) any failure of the Lender or any other Secured Party to give notice of sale or other disposition of any collateral (including any notice of any judicial or nonjudicial foreclosure or sale of any interest in real property serving as collateral for all or any part of the Obligations or the Guaranteed Obligations) for all or any part of the Obligations or the Guaranteed Obligations to the Borrower, any other Loan Party, the Guarantor or any other Person (including any Obligor) or any defect in, or any failure by the Guarantor or any other Person to receive, any notice that may be given in connection with any sale or disposition of any collateral;

(vii) any failure of the Lender or any other Secured Party to comply with applicable laws in connection with the sale or other disposition of any collateral for all or any part of the Obligations or the Guaranteed Obligations;

(viii) any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other collateral serving as security for all or any part of the Obligations or the Guaranteed Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of the Guarantor or may preclude the Guarantor from obtaining reimbursement, contribution, indemnification or other recovery from the Borrower, any other Loan Party, any Obligor or any other Person and even though the Borrower, such other Loan Party, any such Obligor or any such other Person may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;

(ix) any act or omission of the Lender or any other Secured Party or any other Person that directly or indirectly results in or aids the discharge or release of the Borrower, any other Loan Party or any Obligor of all or any part of the Obligations or the Guaranteed Obligations or any security or guarantee for all or any part of the Obligations or the Guaranteed Obligations by operation of law or otherwise;

(x) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation;

(xi) the possibility that the obligations of the Borrower to the Lender or any other Secured Party may at any time and from time to time exceed the aggregate liability of the Guarantor under this Guarantee;

(xii) any counterclaim, set-off or other claim which the Borrower, any other Loan Party, any Obligor or any other Person has or alleges to have with respect to all or any part of the Obligations or the Guaranteed Obligations;

(xiii) any failure of the Lender or any other Secured Party to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person.

(xiv) the election by the Lender or any other Secured Party in any bankruptcy proceeding of any Person, of the application or nonapplication of Section 1111(b)(2) of the Bankruptcy Code;

(xv) any extension of credit or the grant of any Lien under Section 364 of the Bankruptcy Code;

(xvi) any use of cash collateral under Section 363 of the Bankruptcy Code;

(xvii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person;

(xviii) the avoidance of any Lien in favor of the Lender or any other Secured Party for any reason;

(xix) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Obligations or the Guaranteed Obligations (or any interest on all or any part of the Obligations or the Guaranteed Obligations) in or as a result of any such proceeding;

(xx) any change in the corporate existence, structure or ownership of the Borrower, any other Loan Party or any Obligor;

(xxi) any action taken by the Lender or any other Secured Party, whether similar or dissimilar to any of the foregoing, that is authorized by this Section 2.02 or otherwise in this Guarantee or by any other provision of any Loan Document or any omission to take any such action;

(xxii) the fact that advances and other extensions of credit are wired to or otherwise provided to a Person other than the Borrower, upon the instructions of the Borrower; or

(xxiii) any other circumstance whatsoever, whether similar or dissimilar to any of the foregoing, that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

(c) The Guarantor hereby waives (i) any right of redemption with respect to the collateral or security for the Obligations, the Guaranteed Obligations or for this Guarantee after the sale thereof, and all rights, if any, of marshalling of the collateral or security for the Obligations, the Guaranteed Obligations or for this Guarantee, (ii) any right to require the Lender or any other Secured Party to pursue any remedy in the Lender’s or any other Secured Party’s power whatsoever, (iii) presentment, demand, notice of dishonor, protest, notice of protest and all other notices whatsoever with respect to the payment or performance of the Obligations, the Guaranteed Obligations or the amount thereof or any payment or performance by the Guarantor hereunder and (iv) all rights to revoke this Guarantee at any time, and all rights to revoke any agreement executed by the Guarantor at any time to secure the payment and performance of the Guarantor’s obligations under this Guarantee.

(d) The Guarantor waives all rights and defenses arising out of an election of remedies by the Lender and the other Secured Parties, even though that election of remedies, such as a nonjudicial foreclosure with respect to collateral or security for the Obligations or the Guaranteed Obligations, has destroyed the Guarantor’s rights of subrogation and reimbursement against the principal.

(e) The Guarantor expressly waives, for the benefit of the Lender and the other Secured Parties, all set-offs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations or the Guaranteed Obligations, and all notices of acceptance of this Guarantee or of the existence, creation, incurring or assumption of new or additional Obligations. The Guarantor further expressly waives the benefit of any and all statutes of limitation and any and all laws providing for the exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent not prohibited by applicable law.

(f) The Guarantor represents and warrants to the Lender and the other Secured Parties that it has established adequate means of obtaining financial and other information pertaining to the business, operations and condition (financial and otherwise) of Holdings, the Borrower, the other Loan Parties and their respective properties on a continuing basis and that the Guarantor is now and will in the future remain fully familiar with the business, operations and condition (financial and otherwise) of Holdings, the Borrower, the other Loan Parties and their respective properties. The Guarantor further represents and warrants that it has reviewed each of the Loan Documents and is fully familiar with the transaction contemplated by the Loan Documents and that it will in the future remain fully familiar with such transaction and with any new Loan Documents and the transactions contemplated by such Loan Documents. The Guarantor hereby expressly waives and relinquishes any duty on the part of the Lender or any other Secured Party (should any such duty exist) to disclose to the Guarantor, any other Loan Party or any other Obligor any matter of fact or other information related to the business, operations or condition (financial or otherwise) of Holdings, the Borrower, the other Loan Parties or their respective properties or to any Loan Document or the transactions undertaken pursuant to, or contemplated by, any such Loan Document, whether now or in the future known by the Lender or any other Secured Party.

(g) The Guarantor intends that its rights and obligations shall be those expressly set forth in this Guarantee and that its obligations shall not be affected, limited, reduced, discharged or terminated by reason of any principles or provisions of law which conflict with the terms of this Guarantee.

(h) The Guarantor acknowledges and agrees that there may be additional guaranties or security agreements or similar documents executed by other Loan Parties and other Obligors in respect of all or a portion of the Obligations or the Guaranteed Obligations and the existence of any such guaranty or security agreement or similar document shall not in any way impair, reduce or limit the Guarantor’s obligations hereunder.

2.03. Understanding With Respect to Waivers and Consents. The Guarantor represents, warrants and agrees that each of the waivers and consents set forth in this Guarantee is made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which the Guarantor, any other Loan Party or any other Obligor otherwise may have against the Borrower, any other Loan Party, the Lender, any other Secured Party or any other Person or against any collateral. If, notwithstanding the intent of the parties that the terms of this Guarantee shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent not prohibited by law.

2.04. Subrogation. The Guarantor hereby agrees that, until the indefeasible payment in cash and satisfaction in full of the Term Loan and all other Obligations (other than unasserted contingent indemnification obligations) and the expiration and termination of the commitments of the Lender under the Loan Documents (subject to reinstatement pursuant to Section 2.05), it shall not exercise any right, remedy, power or privilege, such as any right of subrogation, contribution or indemnity or related remedy, power or privilege, arising (whether by contract or operation of law, including under the Bankruptcy Code) against the Borrower, any other Loan Party or any Obligor of all or any part of the Obligations or the Guaranteed Obligations or any collateral or security for all or any part of the Obligations or the Guaranteed Obligations by reason of any payment or other performance pursuant to the provisions of this Guarantee and, if any amount shall be paid to the Guarantor on account of such rights, remedies, powers or privileges, it shall hold such amount in trust for the benefit of, and pay the same over to, the Lender on account of the Obligations. The Guarantor understands that the exercise by the Lender or any other Secured Party of any right, remedy, power or privilege that it may have under the Loan Documents, any agreement, collateral or security document, guarantee or other instrument relative to all or any part of the Obligations or the Guaranteed Obligations or otherwise may affect or eliminate the Guarantor’s, any other Loan Party’s or any Obligor’s right of subrogation or similar recovery against the Borrower, any other Loan Party, any Obligor or any collateral or security and that the Guarantor may therefore incur partially or totally nonreimbursable liability under this Guarantee. Nevertheless, the Guarantor hereby authorizes and empowers the Lender and the other Secured Parties to exercise, in its or their sole discretion, any combination of such rights, remedies, powers and privileges. Notwithstanding anything to the contrary contained in this Guarantee or any other Loan Document, the Guarantor shall not exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and the Guarantor shall not proceed or seek recourse against or with respect to any property or asset of, the Borrower, any other Loan Party or any Obligor (including after payment in full of the Obligations), and the Guarantor shall be deemed to have waived all such rights and remedies, if all or any portion of the Obligations or the Guaranteed Obligations have been satisfied by foreclosure of the Equity Interests of the Borrower or such other Loan Party or Obligor pursuant to the Security Documents.

2.05. Reinstatement. The obligations of the Guarantor under this Guarantee shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower, the Guarantor, any other Loan Party any Obligor or any other Person or any other application of funds (including the proceeds of any collateral for all or any part of the Obligations or the Guaranteed Obligations) in respect of all or any part of the Obligations or the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of such Obligations or Guaranteed Obligations, as applicable, whether as a result of any proceedings in bankruptcy, reorganization or otherwise and the Guarantor agrees that it will indemnify the Lender and each other Secured Party on demand for all costs and expenses (including fees and expenses of counsel) incurred by the Lender or such other Secured Party in connection with such rescission or restoration.

2.06. Remedies. The Guarantor hereby agrees that, between it on the one hand and the Lender and the other Secured Parties on the other, the obligations of the Borrower under the Loan Agreement and the other Loan Documents may be declared to be forthwith (or may become automatically) due and payable as provided in the Loan Agreement for purposes of Section 2.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations becoming due and payable as against the Borrower) and that, in the event of such declaration (or such obligation being deemed due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable for purposes of Section 2.01.

2.07.	Separate Action; Exculpation of Certain Person.

(a) The Lender and the other Secured Parties may bring and prosecute a separate action or actions against the Guarantor whether or not the Borrower, any other Loan Party, any other Obligor or any other Person is joined in any such action or a separate action or actions are brought against the Borrower, any other Loan Party, any other Obligor, any other Person, or any collateral or security for all or any part of the Obligations or the Guaranteed Obligations. The obligations of the Guarantor under, and the effectiveness of, this Guarantee are not conditioned upon the existence or continuation of any other guarantee of or collateral or security for all or any part of the Obligations or the Guaranteed Obligations.

(b) Notwithstanding anything to the contrary contained in this Guarantee, no direct or indirect shareholder, partner, member, principal, employee, officer, trustee, director, advisor, agent or other representative of the Guarantor, in each case, other than any Loan Party or any Subsidiary of any Loan Party (each, a “Related Party”) shall have any personal liability for, nor be joined as party to, any action with respect to payment, performance or discharge of any covenants, obligations or undertakings of the Guarantor under this Guarantee; provided that the foregoing shall not in any way limit or impair (i) any Loan Document, or any Obligations or any other obligations or liabilities of any Loan Party under any Loan Document, (ii) the rights and remedies of any of the Secured Parties against, or with respect to, any Loan Party under any Loan Document or in connection therewith, or (iii) any other separate written guaranty, indemnity or other agreement given by such Related Party as an Obligor in connection with the Obligations, the Loan Documents or the commitments provided for thereunder.

2.08.	Subordination.

(a) The Guarantor agrees that the payment by the Borrower, any other Loan Party or any Obligor of any Indebtedness in favor of the Guarantor (the “Subordinated Lender”) shall be subordinated and subject to the prior indefeasible payment in cash in full of all Obligations (the “Senior Debt”) upon the terms of this Section.

(b) Upon any distribution of assets of the Borrower, any other Loan Party or an Obligor to creditors upon a liquidation or dissolution of the Borrower, such Loan Party or such Obligor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Borrower, or such Loan Party or such Obligor or its property, (i) the Lender and the other Secured Parties shall be entitled to receive payment in full of all Senior Debt before the Subordinated Lender shall be entitled to receive any payment of principal of or interest on or any other amounts in respect of Indebtedness of the Borrower, such Loan Party or such Obligor in favor of the Subordinated Lender (the “Subordinated Debt”); and (ii) until indefeasible payment in cash in full of the Term Loan and all other Obligations (other than unasserted contingent indemnification obligations) and the termination of the commitments under the Loan Agreement (subject to reinstatement pursuant to Section 2.05), any distribution of assets of any kind or character to which the Subordinated Lender would otherwise be entitled shall be paid by the Borrower, such Loan Party or such Obligor or by any receiver, trustee in bankruptcy, liquidating trustee, agents or other Person making such payment or distribution to, or if received by the Borrower, such Loan Party or such Obligor, shall be held for the benefit of and shall be forthwith paid or delivered to, the Lender.

(c) [Reserved].

(d) No right of the Lender or any other Secured Party to enforce the terms of this Section shall be impaired by any act or failure to act by the Borrower, any other Loan Party or any Obligor. Neither the terms of this Section nor the rights of the Lender and the other Secured Parties hereunder shall be affected by any extension, renewal or modification of the terms of, or the granting of any security in respect of, any Senior Debt or any exercise or nonexercise of any right, power or remedy with respect thereto.

(e) Until the termination of all commitments under the Loan Agreement and the payment in full of the Term Loan, all other Obligations and all Senior Debt (other than unasserted contingent indemnification obligations) (subject to reinstatement pursuant to Section 2.05), the Subordinated Lender shall not exercise any right of subrogation that it may have now or hereafter as a result of its performance of this Guarantee.

(f) Nothing in this Section shall (i) impair, as between the Borrower, any other Loan Party or any Obligor and the Subordinated Lender, the obligation of the Borrower, or such Loan Party or such Obligor, which is absolute and unconditional, to pay the principal of and interest on Subordinated Debt in accordance with its terms; or (ii) affect the relative rights of the Subordinated Lender and other creditors of the Borrower, such Loan Party or such Obligor other than the Lender and the other Secured Parties.

2.09. Right to Offset Balances. The Guarantor agrees that, in addition to (and without any limitation of) any right of set-off, banker’s lien or counterclaim the Lender or any other Secured Party may otherwise have, the Lender and each other Secured Party shall be entitled, at its option but only with the prior written consent of the Lender and upon contemporaneous written notice to the Guarantor, to offset balances held by it for the account of the Guarantor at any of its offices, in Dollars or in any other currency, against any Guaranteed Obligations due and payable by the Guarantor to the Lender or such other Secured Party from and after the occurrence of an Event of Default (regardless of whether such balances are then due to the Guarantor).

SECTION 3. REPRESENTATIONS AND WARRANTIES.

As of the date hereof the Guarantor represents and warrants to the Lender and the other Secured Parties that:

(a) Powers. The Guarantor has the power and authority to execute, deliver and perform its obligations under this Guarantee each other Loan Document to which it is or will be a party.

(b) Authorization. The execution and delivery of this Guarantee and each other Loan Document to which the Guarantor is or will be a party will not (i) violate (x) any provision of law, statute, rule or regulation, (y) any order of any Governmental Authority or (z) any provision of any indenture, agreement or other instrument to which the Guarantor is a party or by which the Guarantor or any of the Guarantor’s property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Guarantor (other than any Lien created under the Security Documents).

(c) Enforceability. This Guarantee has been duly executed and delivered by the Guarantor, and constitutes, and each other Loan Document when executed and delivered by the Guarantor, will constitute, a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally or general principles of equity.

(d) Solvency. Immediately after the consummation of the transactions (as described herein and in the other Loan Documents) to occur on the Effective Date (including the extension of the Term Loan and the guarantee provided hereunder), (i) the fair value of the assets of the Guarantor, at a fair valuation, will exceed the Guarantor’s debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of the Guarantor will be greater than the amount that will be required to pay the probable liability of the Guarantor’s debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, and (iii) the Guarantor will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured.

SECTION 4. MISCELLANEOUS PROVISIONS.

4.01. No Waiver. No failure or delay by the Lender or any other Secured Party in exercising any remedy, right, power or privilege under this Guarantee or any other Loan Document shall operate as a waiver of such remedy, right, power or privilege, nor shall any single or partial exercise of such remedy, right, power or privilege preclude any other or further exercise of such remedy, right, power or privilege or the exercise of any other remedy, right, power or privilege. The remedies, rights, powers and privileges provided by this Guarantee are, to the extent not prohibited by law, cumulative and not exclusive of any remedies, rights, powers or privileges provided by the other Loan Documents or by law.

4.02. Notices. All notices, consents, requests, approvals, demands or other communication (each, a “Communication”), served, given or delivered by any party to this Guarantee must be in writing and be delivered or sent by U.S. registered or certified mail, by reportable overnight courier, by electronic mail or by hand-delivery. Each such Communication shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three Business Days after deposit in the U.S. registered or certified mail, return receipt requested, with proper postage prepaid; (b) one Business Day after deposit with a reputable overnight courier with all charges prepaid; (c) when sent by electronic mail, upon confirmation of receipt or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or electronic mail address indicated below. The Lender or the Guarantor may change its address or electronic mail address by giving the other party written notice thereof in accordance with the terms of this Section.

The Lender:	GALAXY DIGITAL LLC
300 Vesey Street, 13th Floor
New York, NY 10282
Attention: Galaxy Lending Team
E-mail: [ ]

The Guarantor:	SOLUNA DIGITAL, INC.
325 Washington Avenue Extension,
Albany, New York 12205
Attention: John Tunison, Chief Financial Officer
Email: [ ]

4.03. Expenses, Etc. The Guarantor agrees to pay or to reimburse the Lender and the other Secured Parties for all reasonable costs and expenses (including reasonable and documented fees and expenses of counsel) that may be incurred by the Lender or the other Secured Parties in any effort to enforce any of the obligations of the Guarantor under this Guarantee, whether or not any lawsuit is filed, including all such reasonable costs and expenses (and reasonable and documented attorneys’ fees and expenses) incurred by the Lender and the other Secured Parties in any bankruptcy, reorganization, workout or similar proceeding.

4.04. Amendments, Etc. No provision of this Guarantee may be amended or otherwise modified except pursuant to a written agreement executed and delivered by the Guarantor and the Lender. No provision of this Guarantee may be waived unless in writing and signed by the party providing such waiver.

4.05. Successors and Assigns. This Guarantee is in favor of the Lender for the benefit of the Secured Parties and their respective successors and assigns and, in the event of an assignment of the Term Loan, commitments or other amounts payable under the Loan Agreement or the other Loan Documents made in accordance with the terms and conditions of the Loan Agreement or such other Loan Documents, the rights hereunder, to the extent applicable to the Indebtedness so assigned, may be transferred with such Indebtedness; provided, that, for the avoidance of doubt, no Secured Party may assign or transfer its rights or obligations under this Guarantee except in connection with an assignment under the Loan Agreement made in compliance with Section 11.1 of the Loan Agreement. This Guarantee shall be binding upon the Guarantor and its respective successors and assigns and inure to the benefit of the Lender and the other Secured Parties and their respective successors and assigns; provided, that the Guarantor may not assign or transfer its rights or obligations under this Guarantee without the prior written consent of the Lender. Any attempted assignment or transfer by the Guarantor or Lender in violation of this Section shall be null and void.

4.06. Survival. All representations and warranties made in this Guarantee or in any certificate or other document delivered pursuant to or in connection with this Guarantee shall survive the execution and delivery of this Guarantee or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.

4.07. ENTIRE AGREEMENT. THIS GUARANTEE REPRESENTS THE COMPLETE AND FINAL AGREEMENT AMONG THE GUARANTOR, THE LENDER AND THE OTHER SECURED PARTIES AND SUPERSEDES ALL PRIOR AGREEMENTS, WRITTEN OR ORAL, ON THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE GUARANTOR, THE LENDER AND THE OTHER SECURED PARTIES.

4.08. Partial Invalidity. If at any time any one or more of the provisions contained in this Guarantee should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained in this Guarantee shall not in any way be affected or impaired. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

4.09. Captions. The table of contents, captions and section headings appearing in this Guarantee are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Guarantee.

4.10. Counterparts. This Guarantee may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by facsimile, “pdf” or similar electronic copy of an executed counterpart of this Guarantee shall be deemed to constitute due and sufficient delivery of such counterpart. Any party hereto may request an original counterpart of any party delivering such electronic counterpart. Each of the parties hereto agrees and acknowledges that (a) the transaction consisting of this Guarantee may be conducted by electronic means, (b) it is such party’s intent that, if such party signs this Guarantee using an electronic signature, it is signing, adopting and accepting this Guarantee and that signing this Guarantee using an electronic signature is the legal equivalent of having placed its handwritten signature on this Guarantee on paper and (c) it is being provided with an electronic or paper copy of this Guarantee in a usable format.

4.11. GOVERNING LAW; WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION; ETC.

(a) THIS GUARANTEE AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN THE OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

(b) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST THE LENDER WITH RESPECT TO THIS GUARANTEE, THE OTHER LOAN DOCUMENTS AND ALL MATTERS RELATING TO OR ARISING OUT OF THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS GUARANTEE, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN SUCH PARTY’S RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH SUCH PARTY’S LEGAL COUNSEL AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES SUCH PARTY’S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 4.11(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TERM LOAN MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS GUARANTEE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c) EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY JUDICIAL PROCEEDING WITH RESPECT TO THIS GUARANTEE, ANY OTHER LOAN DOCUMENT OR ANY MATTER RELATING TO OR ARISING OUT OF THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT ONLY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN (AND EACH COURT WHERE APPEALS OF THE DECISIONS OF SUCH COURTS MAY BE SOUGHT). EACH PARTY HERETO (I) ACCEPTS THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY, (II) WAIVES PERSONAL SERVICE OF PROCESS, (III) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, PURSUANT TO SECTION 4.02 HEREOF AND (IV) WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT IN ACCORDANCE WITH THE FOREGOING AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION, VENUE, CONVENIENCE OR FORUM NONCONVENIENS. NOTHING IN THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

4.12. Time of Essence. Time is of the essence for the performance of all obligations in this Guarantee.

4.13. Term; Release. This Guarantee shall remain in full force and effect, and the Guarantor’s liability hereunder shall continue, until the termination of all commitments under the Loan Agreement and the payment in full of the Term Loan and all other Obligations (other than unasserted contingent indemnification obligations). Upon the termination of all commitments under the Loan Agreement and the payment in full of the Term Loan and all other Obligations (other than unasserted contingent indemnification obligations), the Lender (on behalf of itself and each other Secured Party) shall, promptly upon request of the Guarantor, at the Guarantor’s sole expense, confirm in writing that this Guarantee, and the Guarantor’s liability hereunder, have been released; provided, however, that the Lender’s failure to so confirm such release in writing shall not be required to effect, or otherwise as a condition to the effectiveness of, such release, which shall be effective automatically, and without need for any action by any Person, upon such termination of the commitments and payment in full of the Term Loan and all other Obligations (other than unasserted contingent indemnification obligations).

[This Space Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Guarantee as of the date first above written.

GUARANTOR:

SOLUNA DIGITAL, INC.

By:	/s/ John Tunison
Name:	John Tunison
Title:	Chief Financial Officer

Signature Page to Limited Guarantee Agreement

GALAXY DIGITAL LLC, as Lender

By:	/s/ Nazia Siddiqi
Name:	Nazia Siddiqi
Title:	Head of Credit Risk

Signature Page to Limited Guarantee Agreement